Exhibit 99.1

15030 Avenue of Science San Diego CA 92128 (925) 866-1100 www.solerainc.com

Solera Holdings, Inc. Reports Second Quarter Fiscal Year 2008 Results

Second Quarter Revenue of $132.1 Million, up 13.6%; Second Quarter EPS of $0.17, up $0.73; Company Raising Guidance

SAN DIEGO, CA, February 6, 2008 — Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services for the automobile insurance claims processing industry, today reported results for the second quarter of fiscal year 2008, the three months ended December 31, 2007.

Results for Second Quarter Fiscal Year 2008:

GAAP Results

•                  Revenue for the second quarter ended December 31, 2007 was $132.1 million, a 13.6% increase over the prior year second quarter revenue of $116.2 million;

•                  GAAP net income allocable to common stockholders for the second quarter ended December 31, 2007 was $11.0 million, a $27.3 million improvement over the prior year second quarter net loss allocable to common stockholders of $16.3 million;

•                  GAAP diluted net income per share for the second quarter ended December 31, 2007 was $0.17, a $0.73 per share improvement over the prior year second quarter diluted net loss per share of $0.56.

Non-GAAP Results

•                  Adjusted EBITDA for the second quarter ended December 31, 2007 was $45.1 million, a 30.9% increase over the prior year second quarter Adjusted EBITDA of $34.4 million;

•                  Adjusted Net Income for the second quarter ended December 31, 2007 was $18.7 million, a 184.1% increase over the prior year second quarter Adjusted Net Income  of $6.6 million;

•                  Adjusted Net Income per diluted share (or cash earnings per diluted share) for the second quarter ended December 31, 2007 was $0.29, a 28.4% increase over the prior year second quarter Adjusted Net Income per diluted share of $0.23.

“Our strong second quarter results were driven by our continued focus on delivering value to our customers,” said Tony Aquila, founder, chairman and CEO of Solera Holdings, Inc.  “We continued to make substantial investments in product development, customer support and sales and marketing, while also improving operating efficiencies. Additionally, we continued our expansion efforts outside the United States, with over 70% of our revenues during the second quarter coming from outside the United States.”

Business Statistics:

•                  EMEA revenue for the second quarter of fiscal year 2008 was $80.9 million, an 18.0% increase over the second quarter of fiscal year 2007 revenue of $68.5 million;

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•                  Americas revenue for the second quarter of fiscal year 2008 was $51.2 million, a 7.4% increase over the second quarter of fiscal year 2007 revenue of $47.7 million;

•                  Revenue from insurance company customers for the second quarter of fiscal year 2008 was $54.0 million, a 13.0% increase over the $47.8 million in revenue from insurance company customers in the second quarter of fiscal year 2007;

•                  Revenue from collision repair facility customers for the second quarter of fiscal year 2008 was $49.9 million, a 17.7% increase over the $42.3 million in revenue from collision repair facility customers in the second quarter of fiscal year 2007;

•                  Revenue from independent assessor customers for the second quarter of fiscal year 2008 was $13.9 million, a 17.0% increase over the $11.9 million in revenue from independent assessor customers in the second quarter of fiscal year 2007;

•                  Revenue from automotive recycling and other customers for the second quarter of fiscal year 2008 was $14.3 million, a 0.9% increase over the $14.2 million in revenue from automotive recycling and other customers in the second quarter of fiscal year 2007.

Outlook:

Based upon the second quarter results for the period ended December 31, 2007 outlined above — we are updating our previously released outlook for our full fiscal year ending June 30, 2008 as follows:

	Previous FY08 Outlook	Updated FY08 Outlook
Revenues	$505 — $510 million	$515 — $520 million
Net Income	$10 — $15 million	$15 — $20 million
Adjusted Net Income	$65 — $70 million	$68 — $72 million
Adjusted EBITDA	$158 — $162 million	$166 — $170 million

The FY08 outlook above assumes constant exchange rates from those currently prevailing and no acquisitions.

Earnings Conference Call:

We will host our second quarter fiscal year 2008 earnings call today at 8:30 a.m. (Eastern Time) — February 6, 2008.  The conference call will be webcast live on the Internet and can be accessed by visiting: www.solerainc.com. A replay will be available on the Solera website until midnight on February 20, 2008.  A live audio broadcast of the call will be accessible to the public by calling (888) 713-4213 or for international callers, (617) 213-4865; please enter the following access code when prompted: 23589567. Callers should dial in approximately ten minutes before the call begins.

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SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE QUARTERS ENDED DECEMBER 31, 2007 AND 2006

AND FOR THE SIX MONTHS ENDED DECEMBER 31, 2007 AND 2006

(In thousands, except per share/unit amounts)

(Unaudited)

	Quarter Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006

Revenues	$132,089	$116,237	$256,271	$227,719

Cost of revenues :
Operating expenses	32,987	34,824	65,327	67,534
Systems development and programming costs	16,577	15,757	32,550	31,933
Total cost of revenues (excluding depreciation and amortization)	49,564	50,581	97,877	99,467

Selling, general and administrative expenses	37,525	32,976	71,067	63,866
Depreciation and amortization	23,447	25,879	45,853	51,055
Restructuring charges	43	(21)	1,666	874
Interest expense	11,721	18,559	22,882	36,416
Other (income) expense — net	(4,610)	(2,077)	(5,765)	2,263
	68,126	75,316	135,703	154,474
Income (loss) before provision for income taxes and minority interests	14,399	(9,660)	22,691	(26,222)
Income tax provision	2,065	1,875	4,942	2,118
Minority interest in net income of consolidated subsidiaries	1,325	442	2,886	1,527
Net income (loss)	11,009	(11,977)	14,863	(29,867)
Dividends and redeemable preferred unit accretion	—	4,276	—	8,467
Net income (loss) allocable to common stockholders/unitholders	$11,009	$(16,253)	$14,863	$(38,334)
Net income (loss) allocable to common stockholders/unitholders per share/unit:
Basic	$0.17	$(0.56)	$0.24	$(1.32)
Diluted	$0.17	$(0.56)	$0.23	$(1.32)
Weighted average shares/units used in the calculation of net income (loss) per share/unit allocable to common stockholders/unitholders:
Basic	63,468	29,172	63,145	29,105
Diluted	64,551	29,172	64,497	29,105

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Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share.  We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations.  We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

•                  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other (income) expense — net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006.  A reconciliation of our Adjusted EBITDA to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

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	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Reconciliation to Adjusted EBITDA
Net earnings (loss)	$11,009	$(11,977)	$14,863	$(29,867)
Add: Income tax provision	2,065	1,875	4,942	2,118
Net earnings (loss) before income tax	13,074	(10,102)	19,805	(27,749)
Add: Depreciation and amortization	23,447	25,879	45,853	51,055
Add: Interest expense	11,721	18,559	22,882	36,416
Add: Stock-based compensation expense	1,039	153	1,641	344
Add: Restructuring charges	43	(21)	1,666	874
Add: Other (income) expense -- net	(4,610)	(2,077)	(5,765)	2,263
Add: Acquisition related costs	339	2,026	390	2,913
Adjusted EBITDA	$45,053	$34,417	$86,472	$66,116

•                  Adjusted Net Income is a non-GAAP financial measure that represents GAAP net earnings (loss) allocable to common stockholders/unitholders, plus the following items: provision for income taxes, amortization of acquisition-related intangibles, stock-based compensation expense, restructuring charges, other (income) expense — net, and acquisition-related costs.  Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisition of the Claims Services Group from ADP in April 2006. From this figure, we then subtract a provision for income taxes at a rate of 33% to arrive at Adjusted Net Income.  We use a tax rate of 33% in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, deductible goodwill and intangibles amortization for tax purposes.  A reconciliation of our Adjusted Net Income to GAAP net earnings (loss) allocable to common stockholders/unitholders, the most directly comparable GAAP measure, is provided in the attached table.

•                  Adjusted Net Income per diluted share (or cash earnings per diluted share) is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period.  A reconciliation of our Adjusted Net Income per diluted share (or cash earnings per diluted share) to GAAP net earnings (loss) per share, the most directly comparable GAAP measure, is provided in the attached table.

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	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Reconciliation to Adjusted Net Income
Net earnings (loss)	$11,009	$(11,977)	$14,863	$(29,867)
Add: Income tax provision	2,065	1,875	4,942	2,118
Net earnings (loss) before income tax	13,074	(10,102)	19,805	(27,749)
Add: Amortization of acquisition related intangibles	17,973	19,827	35,285	39,614
Add: Stock-based compensation expense	1,039	153	1,641	344
Add: Restructuring charges	43	(21)	1,666	874
Add: Other (income) expense -- net	(4,610)	(2,077)	(5,765)	2,263
Add: Acquisition related costs	339	2,026	390	2,913
Adjusted earnings (loss) before income tax provision	27,858	9,806	53,022	18,259
Less: Assumed provision for income taxes at 33% rate	(9,193)	(3,236)	(17,497)	(6,025)
Adjusted net income	$18,665	$6,570	$35,525	$12,234

Adjusted net income per share / unit
Basic	$0.29	$0.23	$0.56	$0.42
Diluted	$0.29	$0.23	$0.55	$0.42

Weighted average shares/units used in the calculation of adjusted net income per share/unit
Basic	63,468	29,172	63,145	29,105
Diluted	64,551	29,172	64,497	29,105

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SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND JUNE 30, 2007

(In thousands, except share/unit amounts)

(Unaudited)

	December 31,	June 30,
	2007	2007

Assets
Current Assets:
Cash and cash equivalents	$107,800	$89,868
Accounts receivable, net	80,872	85,543
Other receivables	10,394	9,297
Other current assets	13,693	16,901
Deferred income tax assets	3,329	3,248
Total current assets	216,088	204,857

Property and equipment, net	51,109	51,485
Other Assets	15,098	11,625
Long-term deferred income tax assets	23,711	23,835
Goodwill	614,339	569,165
Intangible assets, net	348,183	362,986
Total assets	$1,268,528	$1,223,953

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$18,799	$25,571
Accrued expenses and other current liabilities	81,965	89,240
Income taxes payable	7,727	13,995
Deferred income tax liabilities	743	1,076
Current portion of long-term debt	6,416	14,140
Total current liabilities	115,650	144,022

Long-term debt	619,674	599,128
Other liabilities	37,046	25,378
Long-term deferred income tax liabilities	41,877	42,922
Total liabilities	$814,247	$811,450

Minority interests in consolidated subsidiaries	12,897	11,229

Stockholders' equity:
Common Shares, $0.01 par value, 150,000,000 units authorized; 64,732,323 and 64,813,563 issued and outstanding, as of September 30, 2007 and June 30, 2007, respectively	507,588	505,939
Accumulated deficit	(95,892)	(111,687)
Accumulated other comprehensive income	29,688	7,022
Total stockholders' equity	441,384	401,274
Total liabilities and stockholders' equity	$1,268,528	$1,223,953

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SOLERA HOLDINGS, INC. AND SUBSIDIARIES

SELECTED STATEMENT OF CASH FLOWS INFORMATION

FOR THE SIX MONTHS ENDED DECEMBER 31, 2007 and 2006

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2007	2006
Net cash provided by operating activities	$47,945	$22,003
Net cash (used) in investing activities	(10,118)	(29,689)
Net cash (used) provided in financing activities	(24,791)	4,579
Effect of exchange rate changes	4,896	1,268
Net change in cash and cash equivalents	17,932	(1,839)
Cash and cash equivalents, beginning of period	89,868	88,826

Cash and cash equivalents, end of period	$107,800	$86,987

Supplemental Cash Flow Information:
Cash paid for interest	$21,912	$27,639
Supplemental Disclosure of Non-cash Investing and Finance Activities:
Capital assets financed	$2,812	$6,926

Cautions about Forward-Looking Statements:

This press release contains forward-looking statements, including statements about business outlook for fiscal year 2008, our business strategy, and statements about historical results or performance that may suggest trends for our business.  These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our reliance on a limited number of customers for a substantial portion of our revenues; unpredictability and volatility of our operating results, which includes the volatility associated with foreign currency exchange risks; effects of competition on our software and service pricing and our business; effects of changes in or violations by us or our customers of government regulations; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; costs and possible future losses or impairments relating to our 2006 acquisition of the Claims Services Group from Automatic Data Processing, Inc.; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation; country-specific risks associated with operating in multiple countries; risks associated with any future acquisitions, joint ventures or similar transactions; our ability to obtain additional financing as necessary to support our operations; use of cash to service our debt; effects on our business of restrictive covenants in our debt facility; and any material adverse impact of current or future litigation on our results or business. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K for the Year Ended June 30, 2007 filed with the Securities and Exchange Commission on September 17, 2007. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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About Solera

Solera is the leading global provider of software and services for the automobile insurance claims processing industry. Solera is active in 51 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ in the Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the Company’s website at www.solerainc.com.

Contacts:

Investor Relations

Kamal Hamid

Solera Holdings, Inc.

858-946-1676

kamal.hamid@audatex.com

Media Relations

Kendra DeWitt

Solera Holdings, Inc.

858-946-1453

kendra.dewitt@audatex.com

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